STATE OF NEW JERSEY :
                         SS:
 COUNTY OF BERGEN    :

         Samuel Dickstein, of full age, upon his oath deposes and says:

         1. I am the Vice President of BEI Medical Systems Company, Inc., a Delaware corporation (hereinafter called "Tenant").

         2. Upon and after the commencement date, Tenant will occupy Part of 100
Hollister  Road,   Teterboro,   New  Jersey   (hereinafter  called  the  "Leased
Premises").

         3. Tenant maintains an office at the Leased Premises engaged in the activity of the sale and corporate management of light manufacturing, sales and distribution of medical products.

         4. The primary business activity of Tenant is light manufacturing of medical products, and its Federal Standard Industrial Classification Numbers are 3845 and 3841.

         5. Except Tenant does not manufacture, generate, refine, transport, treat, store, handle or dispose of hazardous substances or hazardous waste at the Leased Premises, as hazardous substances and hazardous waste are defined in the laws, statutes, rules and regulations as promulgated by the United States of America and the State of New Jersey.

                                             /s/ Samuel Dickstein
                                             -----------------------------------
                                             Samuel Dickstein
                                             VP New Business Development &
                                             Technology

SWORN TO AND SUBSCRIBED
BEFORE ME ON THIS 20th DAY
OF January, 1998
     LORRAINE T. MONTEMURRO
   NOTARY PUBLIC OF NEW JERSEY
My Commission Expires Aug. 3, 1998
----------------------------------
Notary Public

/s/ Lorraine T. Montemurro

                               AGREEMENT OF LEASE

                                   -between-

                             HOLLISTER '97, L.L.C.,
                     a New Jersey limited liability company

                                                    Landlord,

                                     -and-

                       BEI MEDICAL SYSTEMS COMPANY, INC.,
                            a Delaware corporation,

                                                    Tenant.

Premises:       Part of 100 Hollister Road
                Teterboro, New Jersey

                                TABLE OF CONTENTS

1.     LEASED PREMISES ....................................................   1

2.     TERM ...............................................................   1

3.     RENT ...............................................................   2

4.     TAXES ..............................................................   3

5.     UTILITIES ..........................................................   4

6.     INSURANCE ..........................................................   4

7.     DESTRUCTION ........................................................   4

8.     INSURANCE ..........................................................   5

9.     REPAIRS ............................................................   6

10.    COMMON EXPENSES ....................................................   6

11.    ESTIMATED EXPENSE DISBURSEMENTS ....................................   8

12.    EMINENT DOMAIN .....................................................   9

13.    LANDLORD'S CONSTRUCTION AND POSSESSION .............................   9

14.    QUIET ENJOYMENT ....................................................  11

15.    TENANT'S DEFAULT ...................................................  11

16.    ASSIGNMENT OR SUBLET ...............................................  12

17.    BROKERAGE COMMISSIONS ..............................................  13

18.    ALTERATIONS AND IMPROVEMENTS .......................................  13

19.    TENANT'S ASSUMPTION OF RISK ........................................  14

20.    LANDLORD NOT LIABLE ................................................  14

21.    INDEMNIFICATION ....................................................  15

22.    MORTGAGE SUBORDINATION AND ATTORNMENT ..............................  15

23.    SERVICES INTERRUPTED ...............................................  16

24.    LANDLORD'S ACCESS-REPAIRS ..........................................  16

25.    LANDLORD'S ACCESS-SHOW PREMISES ....................................  16

26.    SIGNS ..............................................................  16

27.    ABANDONMENT OF PROPERTY ............................................  17

28.    STRICT PERFORMANCE .................................................  17

29.    LAWS AND REGULATIONS ...............................................  17

30.    LANDLORD CURE ......................................................  17

31.    LIMITING LANDLORD'S LIABILITY ......................................  17

32.    ESTOPPEL CERTIFICATE ...............................................  18

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

33.    WAIVER OF SUBROGATION ..............................................  18

34.    INDUSTRIAL SITE RECOVERY ACT AND ENVIRONMENTAL LAWS ................  18

35.    HOLDOVER ...........................................................  22

36.    NON-INTERFERENCE ...................................................  22

37.    SECURITY DEPOSIT ...................................................  22

38.    TENANT'S REIMBURSEMENT .............................................  23

39.    NOTICES ............................................................  23

40.    NO SETOFF ..........................................................  23

41.    FINANCIAL STATEMENTS ...............................................  23

42.    MORTGAGEE PROTECTION CLAUSE ........................................  23

43.    MODIFICATIONS REQUESTED BY MORTGAGEE ...............................  23

44.    LANDLORD'S CONSENT .................................................  23

45.    FORCE MAJEURE ......................................................  24

46.    MODIFICATION AND PARTIAL INVALIDITY ................................  24

47.    BINDING EFFECT .....................................................  24

         THIS LEASE AGREEMENT, made and entered into this 20th day of January, 1998, by and between HOLLISTER '97, L.L.C., a New Jersey limited liability company, with offices located at Suite 100, 235 Moore Street, Hackensack, New Jersey 07601, as Landlord, and BEI MEDICAL SYSTEMS COMPANY, INC., a Delaware corporation, with its about to be office at 100 Hollister Road, Teterboro, New Jersey 07608, as Tenant.

                                   WITNESSETH:

         FOR VALUE RECEIVED, it is hereby agreed that:

         1. LEASED PREMISES. The Landlord by these presents does hereby lease and rent to the Tenant, and said Tenant hereby agrees to lease and take upon the terms and conditions set forth herein 24,412 square feet (the "leased premises") in a building located at 100 Hollister Road, Teterboro, Bergen County, New Jersey (said leased premises being shown in red outlining on the plan attached hereto and marked Exhibit "A") . Tenant's right to use parking facilities shall be restricted to ninety (90) spaces for use by passenger automobiles by its employees and visitors and Tenant's service and delivery trucks, and parking shall be in the areas designated on Exhibit "A" as permitted parking areas. During the term of this lease after fifteen (15) days prior written notice to Tenant, Landlord shall have the right to change the area or areas designated for permitted parking by the Tenant, but Landlord shall not exercise this right unless reasonably necessary to do so and in no event shall Landlord provide less than ninety (90) spaces for Tenant's use which shall be in reasonable proximity to the leased premises. Tenant shall not park abandoned vehicles in the parking lot.

                  The leased premises is to be used and occupied by Tenant and such other entities which are controlled by, controlling and/or common control of Tenant for light assembly and manufacturing, distribution, warehouse and related office uses, subject to such uses being permitted by federal, state and local laws, ordinances, rules and regulations; however, (i) hazardous wastes, as defined in ISRA from time to time (ISRA is defined in Section 34 hereof), shall not be generated in the leased premises, except Tenant may be a small quantity generator as defined in the New Jersey environmental laws, and (ii) Tenant will not have a Standard Industrial Classification Code as a chemical manufacturer nor will hazardous substances, as defined in ISRA from time to time, be stored or manufactured in the leased premises as a major product or as a major component of a product manufactured in the leased premises.

         2. TERM. a. The term of this lease shall be for a period of approximately six (6) years and three months, commencing on the date (the
"Commencement Date") on which Landlord properly notifies Tenant that it has substantially completed the work to be performed pursuant to Section 13 hereof and a temporary certificate of occupancy or certificate of occupancy, if required by the Borough of Teterboro, has been issued for the leased premises by the Borough of Teterboro, but in no event earlier than March 1, 1998 nor later than the date provided in Section 13 hereof, and terminating on the last day of the month which occurs six (6) years and three (3) months later plus the remainder of the calendar month in which such date occurs. "Substantial completion" and "substantially completed" shall be deemed to have occurred when the only items remaining to be performed are minor and insubstantial details of construction, mechanical adjustment or decoration, the non-completion of which does not materially interfere with Tenant's use of the leased premises.

                  b.  Upon  expiration  of the term of the lease as set forth in
Article 1, Tenant shall have the right and option to extend the term of the lease for one period of five (5) years. The right and option to extend the term of the lease shall be subject to and contingent upon each and every of the conditions set forth hereinafter. Tenant's right and option to extend the term of the lease shall be exercisable by Tenant giving written notice of the exercise of the right and option to Landlord at least nine (9) months prior to the expiration of the original term. In the event Tenant fails to give written notice of its intention to exercise its right and option as provided above within the stated time periods, Tenant's right and option to extend the term of the lease shall (upon the date by which written notice should have been received by Landlord) be deemed to have been waived by Tenant and shall be of no further force or effect. In the event Tenant exercises its right and option in accordance with the provisions hereof the term of the lease shall be extended accordingly, and all references contained in the lease to the term shall be construed to refer to the original term of the lease, as extended, whether or not specific reference is made thereto in the lease. Unless otherwise expressly provided to the contrary, the extended term of the lease shall be upon the same terms, conditions and covenants as set forth in the lease except that there shall be no further right or option to extend the term of the lease. It is important to Landlord that it know whether or not the options are exercised by Tenant so that it may seek a replacement tenant to avoid loss of rent, and, therefore, the time within which the option and acceptance of the rent must be exercised is hereby made of the essence. The right and option to extend the term of the lease shall be subject to and contingent upon each and every one of the following conditions:

                  (i) The lease is in full force and effect;

                  (ii) There shall not then exist and be continuing an event of default by Tenant under any of the terms, provisions, covenants and conditions of the lease as provided in Section 15 of this lease; and

                  (iii) In lieu of the sums set forth in Section 3a. of this lease, the monthly installments of rent to be paid by Tenant monthly during the option period shall be $28,073.80.

         3. RENT. a. Beginning with the Commencement Date (the "Rent Commencement Date"), Tenant agrees to pay Landlord a fixed minimum annual rental, payable in equal monthly installments in the following amounts, in advance on the first day of every month:

                                   Monthly
          Period                 Installments
          ------                 ------------

 First two (2) years              $20,711.18

 Next one (1) year                 22,745.52

 Next one (1) year                 22,377.67

 Remainder of the term             24,412 00

Rent shall be prorated for partial months. Rent shall be abated for the first ninety (90) days after the Commencement Date subject, however, to the provisions of Paragraph 13 Simultaneously with the execution of this lease, Tenant has paid to Landlord rent in the amount of $20,711.18, which will be applied to the first rent accruing after the abatement period.

                  b. Said rental payments together with all other payments required hereunder shall be payable to Landlord at:

                             c\o Marcus Associates Property Management, Inc. 235 Moore Street
                             Hackensack, New Jersey 07601

until further notice from Landlord.

                  c. In the event that installments of rent or any other payments of money which may be due under this Lease are not received by Landlord within eight (8) days after the applicable due date, there shall be added to such payment, and simultaneously due and owing, a late charge equal to five (5%) percent of the amount of each payment so in arrears, and if not paid within thirty days after due, interest shall accrue on the amount of such payment and be payable at a rate equal to five (5%) percent above the prime rate then charged by Chase Manhattan Bank, N.A. to its most favored borrower and commonly known as the "prime rate", as it is changed from time to time, adjusted on the same day as the effective date of changes in the prime rate. The late payment charge and interest are not intended as a penalty but are intended to compensate Landlord, partially, for loss of interest on funds which it is to receive and/or may advance to cure Tenant's default and for administrative and other expenses it may incur to give Tenant notice of its default and to pursue various remedies. The late charges and interest shall be paid to Landlord as additional rent.

         4. TAXES.

                  a. In  addition  to the  fixed  minimum  rental  set  forth in
Section 3 above and as additional rent, Tenant agrees to pay, as additional rent, as provided in Section 11 hereof, Tenant's pro rata share of the annual taxes levied against the entire building and land of which the leased premises are a part. Tenant's pro rata share is 13.91%. Landlord shall furnish Tenant with a photocopy of the then current tax bill or bills. If Landlord appeals the taxes, Tenant's pro rata share of the reasonable expenses and fees incurred shall be added to Tenant's adjusted payment, but in no event shall Tenant's share of such expenses exceed Tenant's share of such tax refund. If Landlord receives a rebate or reduction of taxes as a result of an appeal, Landlord will promptly rebate to Tenant its pro rata share thereof, after deduction for Tenant's pro rata share of the reasonable expenses and fees incurred not previously paid by Tenant under this Section 4a. Such payment of taxes shall be proportionately adjusted for the fraction of the calendar year involved at the beginning and end of the term of this lease. Landlord represents that the monthly amount currently due from Tenant under this Section 4 based upon the estimated real estate taxes for the first half of 1998 are $958.63.

                  b. The term "taxes" shall mean and include all taxes, assessments and other governmental charges, general and special, ordinary and extraordinary, of any kind and nature whatsoever, applicable to the property in which the leased premises is situated, including but not limited to assessments for public improvements or benefits which shall, during the term hereof, be laid, assessed, levied, imposed upon, or become due and payable and a lien upon the premises or any part thereof, but excluding franchise, estate, inheritance, succession, capital, levy, transfer, income or excess profits tax imposed upon Landlord; provided, if, at the time during the term of this lease, under the laws of the State of New Jersey or any political subdivision thereof in which the premises are or may be situated, a tax or excise on rents or other tax, however described, is levied or assessed by the State of New Jersey or any political subdivision against Landlord on account of the rent expressly reserved hereunder, as a substitute in whole or in part for taxes assessed or imposed by the State of New Jersey or any political subdivision on land and buildings, or on land or buildings, or if a direct tax on rents is levied or assessed by the State of New Jersey or any political subdivision on the rent, whether or not it is in substitution in whole or part for real estate taxes, such tax or excise on rents or other tax shall be included within the definition of "taxes." All such substitute taxes, other than a tax on rents, shall be included in "taxes" but only to the extent of the amount thereof which is lawfully assessed or imposed upon Landlord and which was so assessed or imposed as a direct result of Landlord's ownership of this lease, or of the rent accruing under this lease. If any assessments for public improvements or benefits are payable by law in installments, said assessments shall be deemed payable not for the period in which the same are assessed but in installments over the longest period in which installments thereof may be payable by law, and only those installments which would fall due within the term of this lease shall be included as taxes.

         5. UTILITIES. Tenant shall also be responsible for the cost of any and all utilities, including electricity, water, and gas consumed at the leased premises, all of which are separately metered for the leased premises, and Tenant shall make payments directly to the utility companies in accordance with bills rendered by those utility companies to Tenant.

         6. INSURANCE. Landlord shall keep all buildings and improvements in which the leased premises is located insured with a broadform fire insurance policy, extended coverage, in an amount equal to the full replacement cost thereof and rent loss insurance for one year. Landlord shall periodically increase the insurance coverage to reflect increases in full insurable value. The Tenant shall provide and keep in full force and effect through the term of this lease insurance coverage against breakage and replacement of plate and window glass in the leased premises and loss from sprinkler leakage damage to the leased premises. Landlord shall provide such other insurance and in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards which at the time are commonly issued in the case of premises similarly situated in the State of New Jersey Landlord shall maintain general public liability insurance against claims for injury or death or property damage occurring upon, in or about the entire property in which the leased premises is situated (excluding the leased premises which will be covered by Tenant's policy) and the adjoining parking areas, but not the leased premises, with limits of $2,000,000.00 for liability and $2,000,000.00 for property damage. Landlord will attempt to have its liability insurance policy state that it has primary coverage, notwithstanding any secondary liability coverage which Tenant may maintain, and, if Landlord cannot obtain such statement, it is agreed that Landlord's coverage will be primary and Tenant's coverage secondary. Tenant shall reimburse Landlord as additional rent for its pro rata share, 13.91%, of the cost of insurance for the entire building as provided in Section 11 hereof.

         7. DESTRUCTION.

                  a. If the leased premises shall be partially damaged by fire or other cause the damage shall be repaired by and at the expense of Landlord and the fixed minimum rent and additional rent until such repairs shall be made shall be apportioned according to the part of the leased premises which is usable by Tenant. No penalty shall accrue for any delay which may arise by reason of adjustment of insurance on the part of Landlord and for any delay on account of "labor troubles" or any other cause, similar or dissimilar, beyond Landlord's control. Tenant shall give immediate notice to Landlord in case of fire in the leased premises. If the leased premises are totally or substantially damaged or are rendered wholly or substantially untenantable by fire or other cause, and if Landlord shall decide not to restore or not to rebuild the same, or if the building shall be substantially damaged so that Landlord shall decide to demolish it or to rebuild it or to remodel it (whether or not the leased premises have been damaged), then or in any of such events Landlord may, within ninety (90) days after such fire or other cause, give Tenant a notice in writing of such decision, and thereupon the term of this lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the leased premises and surrender the same to Landlord. If the leased premises are not restored or rebuilt and substantially completed within one hundredfifty days after the occurrence of the casualty, Tenant shall have the right to terminate this lease within a period of thirty (30) days thereafter, in the same manner as if Landlord had exercised its decision not to rebuild or restore. If there shall not then exist and be continuing an event of default of Tenant under Section 15 this lease, then, upon the termination of this lease, under the conditions provided for in the sentence immediately preceding, Tenant's liability for rent shall cease as of the day following the casualty and any security or other money on deposit with Landlord and any unearned rent or additional rent shall be paid to Tenant.

                  b. No damages, compensation or claims shall be payable by Landlord or Tenant for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the leased premises or of the building except for rent abatement as provided in paragraph a of this Section 7.

         8. INSURANCE. The Tenant, at its sole cost, shall maintain, in addition to the insurance provided by Landlord under Section 6 above:

                  a. General public liability insurance against claims for injury or death or property damage occurring upon, in or about the leased premises in such limits as Landlord may reasonably require for personal injury to any one person and to any number of persons arising out of one accident and for property damage. General public liability insurance limit of $2,000,000.00 and property damage insurance limits of $500,000.00 are deemed reasonable as of the date hereof.

                  b. At Tenant's option, the Tenant shall provide and keep in full force and effect through the term of this lease insurance coverage against loss to its personal property from sprinkler leakage damage, at Tenant's expense.

                  c. Such other insurance and in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards which at the time are commonly issued in the case of premises similarly situated in the State of New Jersey, unless necessitated by another tenant.

                  d. All insurance shall be effected under policies issued by insurers of recognized responsibility authorized to do business in the State of New Jersey and shall name Landlord and Tenant and any mortgagee, as their interest may appear, as the insured. Upon the execution of this lease Tenant shall deliver to Landlord a binder evidencing the required coverage and payment of premiums and shall deliver an original policy or certificate of insurance where appropriate and called for by the lease on the Commencement Date, and thereafter not less than ten (10) days prior to the expiration dates of expiring policies, originals of the policies or certificates evidencing the same bearing notations evidencing the payment of premiums shall be delivered by Tenant to Landlord except that whenever the leased premises shall be mortgaged by the Landlord, such policies of insurance shall be lodged with the holder of the mortgage lien and certified copies shall be delivered to the Landlord. Each such policy shall, to the extent obtainable, contain a provision that such policy shall not be cancelled or modified without at least ten (10) days prior written notice to the Landlord and to any mortgagee named therein and contain a provision for waiver of subrogation consistent with Section 33 hereof.

                  e. Upon the default of the Tenant in effecting any such insurance or procuring or delivering the policies therefor as directed by the Landlord, or in paying the premiums therefor and any and all charges incidental thereto when the same become payable, or in procuring the delivering to the Landlord renewals of expired policies as provided above, the Landlord may procure any such insurance and/or pay the premiums and other charges incidental thereto, and any and all amounts so paid by Landlord, shall be additional rent hereunder to be added to the next installment of rent thereafter to become due and the Landlord shall have all rights and remedies including summary proceedings, with respect to the same as with respect to rent.

         9. REPAIRS. Throughout the term of this lease, Landlord, at Landlord's expense, shall be responsible to make all repairs and replacements to the structure (including foundation, utility lines and equipment and exterior walls) and roof (including decking and coverings) and shall be responsible to maintain the exterior of the building in which the leased premises is located, including landscaped and parking areas and entrance way and adjacent steps, in good condition and repair, subject to reimbursement by Tenant as provided in Section 10 hereof. During the first twelve (12) months after the Commencement Date, Landlord, at Landlord's expense, shall be responsible to make all repairs and replacements to the HVAC system, without reimbursement by Tenant as provided in
Section 10 hereof. Tenant agrees, throughout the term of this lease, to take good care of the leased premises and fixtures and the appurtenances therein and shall make, at its own expense, repairs and replacements required to keep the leased premises, HVAC systems servicing the leased premises exclusively (subject to Landlord's obligation during the first twelve (12) months of the term hereof), fixtures, plumbing and electrical systems and related fixtures and equipment in good working order and condition, and Tenant will be responsible for all glass breakage and damage due to sprinkler leakage. Landlord at Landlord's expense, will maintain the lawn and all landscaping in good condition and will remove all snow and ice from all parking areas, driveways, steps, walkways and sidewalks, including sidewalks and driveways adjacent to the leased premises and all of the common areas. Landlord shall assign to Tenant all warranties and guarantees relating to the leased premises. Tenant shall maintain, at Tenant's expense, from and after the Commencement Date, an annual maintenance contract for the HVAC system with a reputable contractor reasonably satisfactory to Landlord, and Tenant will furnish Landlord, prior to the commencement date of the contract or prior to its annual renewal date, a copy of the maintenance contract and evidence of payment of the annual charge. However, Tenant will have no obligation to repair, replace, service or maintain those HVAC units which are intended to service the leased premises exclusively but which units Tenant elects not to use. Tenant shall maintain, at its own expense, all light bulbs, fluorescent tubes and lighting fixtures in the leased premises, including all component parts such as starters, ballasts, and lenses or grills. All repairs made by Tenant shall be at least equal in quality to the original work. Tenant shall make such alterations, additions or improvements as may be permitted pursuant to Section 18 of this lease and all repairs only between such hours and by such contractors or mechanics as may be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed.

         10. COMMON EXPENSES.

                  a. Throughout the term of this lease, Tenant shall pay to Landlord, in the manner herein set forth as additional rent, as provided in
Section 11 hereof, a charge equal to Tenant's pro rata share, 13.91%, of the total cost (the "maintenance") of maintaining, operating, repairing and replacing (except to the extent of recourse pursuant to third party warranties or proceeds of, and deductibles or loss-sharing co-payments or shortfalls under, insurance or condemnation awards are available therefor) the entire building and land including the Common Area (the "Property") in which the leased premises is located, other than those costs which Tenant is obligated to pay pursuant to Sections 8 and 9 hereof.

                  b. The maintenance cost of the Property shall mean all reasonable costs and expenses of any kind and nature paid or incurred by Landlord in operating, maintaining, repairing and replacing the Property, except
(i) the HVAC system during the first twelve (12) months of the term of this lease, (ii) the foundation, (iii) the structure of the building, and (iv) the roof structure and decking (excluding the roof covering). Excluding items of expense commonly known as debt service, brokers' commissions, expenses relating to portions of the Property not used by the tenants in general, or only by specific tenants in particular, legal fees, capital improvements or repairs or replacements or maintenance relating to a particular tenant's space, environmental remediation, franchise taxes, income taxes, depreciation, amortization and wages and salaries for persons other than workmen servicing the Common Area, the costs and expenses paid or incurred by Landlord shall include, but shall not be limited to, the reasonable cost of management, operating, cleaning, maintaining, repairing and replacing (except to the extent proceeds of insurance or condemnation awards are available therefor) lighting, heating, ventilating and air-conditioning equipment and systems, roof covering, all parking areas, driveways, curbs, sidewalks, medians, planters, drainage and sanitary systems, water supply lines, identification and directory signs, utility supply systems, fire protection systems, the roof, walls, ceilings and floors, outside sweeping, snow removal, line painting, landscaping, removal of garbage and other refuse, providing on-and off-site traffic direction and parking control, providing security (but only if tenants in the building do not maintain individual security systems), providing public liability, property damage, fire and extended coverage and such other insurance as Landlord deems appropriate, total compensation and benefits (including premiums for workmen's compensation and other insurance) paid to or on behalf of employees who are hired to perform maintenance and/or repairs to the Property for the general benefit of the Property and its tenants, personal property taxes, supplies, fire protection and hydrant charges, water and sewer charges, utility charges, licenses and permit fees, and administrative cost equal to six (6%) percent of the total cost and expense of all of the foregoing items. It is clearly understood that the above definition of the cost shall not be construed as a representation or warranty that items of equipment, facilities or services listed thereon or from time to time will be in existence or available at the Property and said definition is intended only to define such items that may exist or may be available from time to time.

                  c. The term "Common Area" shall mean all driveways, courts, sidewalks, walkways, access roads, loading areas, garbage and refuse disposal facilities, landscaped areas, maintenance and storage rooms, meter rooms, and, without limitation, all other areas which are available for use in common by occupants of the Property and their customers and invitees or which are used in the maintenance and operation of the Property but not those dedicated exclusively to Landlord, empty tenant spaces or any tenant or tenants. It is clearly understood that the above definition of Common Area shall not be construed as a representation or warrant that any such areas are or from time to time will be available at the Property and said definition is intended only to define such areas which may be available from time to time.

                  d. In the event Landlord must make repairs or replacements to the Property which are usually considered as capital improvements, then the reasonable cost of such capital improvements shall be amortized over their useful life, and only the cost of that portion of the useful life which falls within the term of this lease shall be included in maintenance. "Useful life" shall be determined in accordance with normally recognized accounting methods and principles, consistent with the Internal Revenue Code as it may then apply.

         11. ESTIMATED EXPENSE DISBURSEMENTS.

                  a. Beginning on the Rent Commencement Date, Tenant covenants and agrees to pay Landlord, as additional rent, the sum of 1/12th of estimated annual maintenance costs, taxes and insurance (to the extent billed separately and not included in maintenance), in advance, on the first day of each calendar month of the lease. Landlord intends to give Tenant written notice once a year of the amount of estimated monthly payments for maintenance, taxes and insurance, and Tenant will pay these amounts monthly without further notice or billing. In the event that such annual costs of the Property for any calendar year during the term hereof shall exceed the estimated sum, Tenant shall pay its pro rata share of any such excess within thirty (30) days from written notice by Landlord to Tenant. In the event the total estimated payments for the year exceed Tenant's share of the actual costs, Landlord shall credit such excess amount against the next due payments of fixed rent and additional rent. Within ninety (90) days after the end of each calendar year Landlord shall furnish Tenant with a statement in reasonable detail of the actual costs of the Property for the preceding calendar year showing computation of Tenant's pro rata share of the excess. Landlord has given to Tenant schedules which show the actual real estate taxes, insurance and maintenance expenses for the Property for 1996 and the estimated amounts for 1997. Said statement shall be rebuttable evidence of the actual amount of costs of the Property as well as the amount, if any, due from Tenant. No further evidence shall be required of Landlord by Tenant prerequisite to the making of any payment to Landlord by Tenant as contemplated in this paragraph; provided, however, the Tenant shall be provided with reasonable documentation setting forth the costs of Landlord for same upon request thereof by Tenant. Tenant shall have the right to inspect the applicable accounting records of Landlord at the office of Landlord's managing agent upon reasonable prior notice. Any payments to be made hereunder shall be made by Tenant within ten (10) days from the date of billing from Landlord. Payments for partial year shall be prorated. However, Landlord will have the right to bill Tenant for its pro rata share of repairs and/or replacements when incurred if they exceed the estimated annual budget for that category, and the budget and monthly estimated payments shall be adjusted accordingly, if necessary. At the end of the term of this lease, and as soon as the actual expense amounts have been determined, Tenant's pro rata share of taxes, insurance and maintenance will be pro rated as of the termination date and any overpayment or underpayment of Tenant's share resulting from estimated payments will be paid to the other party promptly.

                  b. Tenant shall have the right, at any reasonable time upon ten (10) days' prior written notice to Landlord, to have its representative audit and examine Landlord's books and records at the office of Landlord's managing agent in New Jersey relating to maintenance costs, taxes, insurance costs and water charges within one year after Tenant has received the annual statement of such actual charges. All these costs shall be audited and examined at the same time. If such audit shall disclose a liability of Landlord to reimburse Tenant for overcharges of five (5%) percent or more of the total original charge, Landlord shall promptly pay to Tenant the reasonable cost of such audit and the amount of the deficiency plus interest from the date such excess shall have been refunded to Tenant at the same rate of interest as provided in Section 3 of this lease. If the overcharge is less than five (5%) percent, Landlord will credit the amount of the overcharge against its next due installments of fixed minimum rent and additional rent. After one year from the date Tenant has received the annual statement of such annual charges, Tenant shall be deemed, automatically and conclusively, to have approved and accepted such charges unless Tenant has conducted an audit and has notified Landlord in writing, within the one-year period, that it contests the charges and sets forth specific items and the amount which it contends is incorrect.

                  c. Tenant's pro rata share of 13.91% was calculated using the ratio of 24,412 square feet to 175,500 square feet.

         12. EMINENT DOMAIN.

                  a. In the event the entire building in which the leased premises are located shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this agreement shall terminate and expire as of the date of such taking and Tenant shall thereupon be released from any further liability hereunder, and all money on deposit with Landlord and all unearned rent and additional rent shall be promptly paid to Tenant.

                  b. In the event that either a portion of the leased premises or the building of which the premises are a part is condemned or taken by eminent domain proceedings so as to render the leased premises substantially unusable, then in such event Tenant shall have the right to cancel and terminate this agreement as of the date of such taking upon giving to Landlord notice in writing of such election within 30 days after the receipt by Tenant from Landlord of written notice of such appropriation or taking. Landlord agrees that it will give written notice to Tenant immediately upon appropriation or taking hereunder. Any taking or appropriation by eminent domain proceedings shall be deemed to render the leased premises substantially unusable hereunder if such appropriation or taking results in Tenant's inability to use the leased premises in the manner in which and for the purposes for which it has been used or can be used under this agreement. In the event of such cancellation, Tenant shall thereupon be released from any further liability under this lease agreement. In the event of a partial condemnation or taking which does not result in termination of this lease, the rent, including additional rent, shall be reduced proportionate to the loss of interior space of the leased premises.

         c. If this lease agreement is terminated in either manner hereinabove provided, the fixed monthly advance rental for the last month of Tenant's occupancy shall be prorated and Landlord agrees to refund to Tenant any such fixed rental paid in advance. Unless local law shall permit the payment of a damage award to be made directly to Tenant for loss of its interest, then the entire damage award of the condemnation proceedings shall be paid to Landlord; however, Tenant shall be entitled to seek the value of its loss of interest directly from the condemning authority.

         13. LANDLORD'S CONSTRUCTION AND POSSESSION.

                  A. The Landlord agrees to perform all the work described in Exhibit "B" which is attached to this lease, and complete such work so as to make the leased premises ready for occupancy by Tenant on or after March 1, 1998 but, in no event, later than May 1, 1998, for which the Landlord agrees to pay the cost thereof up to $150,000.00, including architectural and engineering fees, and Tenant will pay a maximum amount of $50,000.00 in excess thereof. The ninety (90) day rent abatement period shall be reduced, automatically, by a number of days equal to the number of days transpiring between (a) the later of
(i)

January 15, 1998 or (ii) three (3) days (including weekends and holidays) after the date on which Landlord has given Tenant final architectural plans for Landlord's Work, and (b) the date on which Tenant has given Landlord its approval of the plans and specifications for Landlord's Work. Within two (2) weeks after Tenant has approved the architectural plans, Landlord will obtain and furnish Tenant with the contractor's, architect's and engineer's costs to perform the work. If the total cost exceeds $200,000.00, the parties will attempt to agree on changes which will reduce the total cost to $200,000.00 or, without any obligation to do so, agree in writing to bear the cost in excess of $200,000.00, in which event this lease will be deemed to have been amended by such writing. If the parties do not agree on work changes or assumption of the additional cost within seven (7) days after receipt of the contracts, this lease will terminate, automatically. If the total cost is less than $200,000.00, Tenant's obligation will be reduced by the amount of such reduced cost. If the leased premises is not ready for occupancy by May 1, 1998, Tenant will have the option, to be exercised by written notice received by Landlord on or before May 5, 1998, to (i) terminate this lease or (ii) take possession of the leased premises as of May 1, 1998 and finish the work and offset the reasonable cost of such work against the next due rent and additional rent. If Tenant does not exercise its option or if Tenant elects to terminate this lease, then this lease will terminate, automatically. Tenant's share of the costs will be paid to Landlord as additional rent as follows: (i) 50% on the Commencement Date and
(ii) the balance in thirty-six (36) equal monthly installments (including interest on the unpaid balance at the rate of ten (10%) percent per year) on the first day of each month commencing on the day rent first becomes due and payable after the rent abatement period. Landlord shall furnish Tenant with such reasonable proof of the actual costs as Tenant may reasonable request. In the event this lease terminates as provided in this Section 13A, neither party will have any right or recourse against the other except for the immediate payment to Tenant of all rent and Security Deposit received by Landlord.

                  B. Tenant shall take actual possession of the leased premises on the Commencement Date. In the event Tenant determines within thirty (30) days after the Commencement Date that there are defects, Tenant shall provide Landlord with a punch list of items remaining to be completed, which items shall be completed within twenty (20) business days. Except to the extent specifically provided in the punch list, Tenant's occupation of the leased premises shall be conclusively presumed to operate to terminate all of Landlord's obligations relating to the initial condition of the leased premises. Tenant shall provide Landlord with a letter accepting the leased premises, in form and substance satisfactory to comply with any requirements for same contained in any mortgage constituting a lien on the premises of which the leased premises are a part.

                  C. Landlord represents and warrants the following, as of the Commencement Date and for the following twelve (12) months:

                           (i) Air  conditioning  in the entire leased  premises
                  will maintain a temperature of 75 degree F plus or minus 5% if the outside temperature reaches 95 degree F to 100 degree F; and

                           (ii) Heating in the entire leased premises will maintain a temperature of 75 degee F plus or minus 5% if the outside temperature falls below 25 degree F.

                  D. Landlord represents and warrants the following during the entire term of this lease:

                           (i) Electrical service will be at least 800 amps at 480 volts.

                  E. Tenant, at its own expense, will provide and install all window treatments and locker room equipment including lockers which Tenant desires to install in the leased premises.

         14. QUIET ENJOYMENT. The Landlord covenants that the Tenant, upon payment of the rent and additional rent above reserved, upon the due performance of the covenants and agreements herein contained, shall and may at all times during the term hereby granted peaceably and quietly have, hold and enjoy the leased premises for the term of this lease, subject to the mortgage subordination provisions of this lease. This covenant shall not be personal but shall run with the land and be binding upon any transferee, successor or assignee of the Landlord.

         15. TENANT'S DEFAULT. The following events shall be considered events of default by Tenant hereunder:

                  a. Tenant shall fail to pay any installments of rent hereby reserved and such failure shall continue for a period of ten (10) days after written notice thereof to Tenant that such installment of rent is due pursuant hereto.

                  b. Tenant shall fail to comply with any term, provision or covenant of this lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant; provided, however, if the reasonable time to cure such failure shall be longer than thirty (30) days, Tenant shall have as long as reasonably necessary to complete the same if it commences to cure within the thirty (30 day period and diligently continues thereafter to completion.

                  c. Tenant files a voluntary petition in bankruptcy.

                  d. A receiver or trustee shall be appointed for all or substantially all of Tenant's assets and such receiver or trustee has not been discharged within thirty (30) days.

                  Upon the occurrence of any of such events of default, Landlord shall have the option to pursue any one or more of the following remedies without notice or demand whatsoever:

                  (a) Terminate this lease, in which event Tenant shall immediately surrender the leased premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent or rent for the remainder of the lease term, enter upon and take possession of the leased premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by all lawful means, without being liable for prosecution or any claim of damages therefor, except those resulting from the gross negligence or willful misconduct of Landlord or its employees, agents or contractors; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the leased premises on satisfactory terms or otherwise.

                  (b) Enter upon and take possession of the leased premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by all lawful means, without being liable for prosecution or any claim for damages therefor, except those resulting from the gross negligence or willful misconduct of Landlord or its employees, agents or contractors, and relet the leased premises and receive the rent therefor; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting.

                  (c) Enter upon the leased premises by all lawful means without being liable for prosecution or any claim for damages therefor, except those resulting from the gross negligence or willful misconduct of Landlord or its employees, agents or contractors, and do whatever Tenant is obligated to do under the terms of this lease, and Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damage resulting to the Tenant from such action provided the same is not caused by the gross negligence or wilful misconduct of Landlord or its agents, employees or contractors or otherwise.

                  Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided for herein or any other remedies provided by law, all of which may be enforced cumulatively, nor shall pursuit of any remedy provided for herein constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Tenant shall remain obligated to pay all rent, additional rent and other reimbursements to Landlord on the dates when due as provided in this lease. Failure by Landlord to enforce one or more of the remedies herein provided upon any event of default shall not be deemed or construed to constitute a waiver of such default, or of any other violation or breach of any of the terms, provisions and covenants herein contained.

         16. ASSIGNMENT OR SUBLET. The Tenant may not assign this lease or let or sublet the whole or any part of the leased premises without obtaining in advance the written consent of Landlord, which consent shall not be unreasonably withheld or delayed; however, Landlord may arbitrarily refuse such consent if occupancy by the assignee or subtenant will cause the leased premises to become subject to ISRA (hereinafter defined), except as a small quantity generator as defined under New Jersey laws and other than the use specifically permitted in
Section 1 hereof. Except as provided in the third paragraph of this Section 16, in the event Tenant desires to assign this lease or let or sublet the whole or any part of the leased premises, Tenant shall give written notice in advance of its intention to do so to Landlord together with (i) a copy of the proposed agreement of assignment or sublease wherein the proposed assignee assumes all of the obligations of Tenant hereunder and containing the name and address of the proposed assignee, (ii) the names and addresses of the principals of the proposed assignee or subtenant, (iii) financial statements and bank and other financial and business references of the proposed assignee or subtenant reasonably sufficient to enable Landlord to ascertain the financial responsibility of the proposed assignee or subtenant, and (iv) the federal Standard Industrial Classification number of the proposed assignee or subtenant in the form of an Environmental Affidavit and all other information required pursuant to Paragraph 34 m of this lease. Within thirty (30) days after its receipt of said notice, Landlord, at its option, may either (i) terminate this lease upon the later of thirty (30) days' written notice to Tenant or the date on which Tenant was to vacate the leased premises under the terms of the proposed sublease or assignment and recover the leased premises (in which event Tenant shall be released from all of its obligations and responsibilities under this lease), or (ii) consent to the assignment or subletting, in which event the rent due to Landlord under this lease shall automatically be increased by seventy-five (75%) percent of the amount, if any, which all rent or other consideration received by Tenant from such assignee or subtenant (prorated on a square-foot basis for less than the entire leased premises) exceeds the rent then due to Landlord pursuant to this lease less the amount of real estate brokerage commissions and other expenses reasonably related to the assignment or sublease (all prorated over the term of the assignment or sublease) paid to unrelated third parties. Any such assignment or subletting shall not relieve Tenant from all of its obligations and responsibilities under this lease for the entire leased premises.

                  The  transfer  of a majority  of the  issued  and  outstanding capital stock of any corporate Tenant or a transfer of the total proprietary interest of any partnership Tenant, however the same may be accomplished, and whether in single transaction or in a series of related or unrelated transactions, shall be deemed to be an assignment of this lease. Likewise, an increase in the number of issued and/or outstanding shares of the capital stock of any corporate Tenant and/or the creation of one or more additional classes of capital stock of any corporate Tenant, however accomplished and whether in a single transaction or a series of related or unrelated transactions, with the result that at least fifty-one (51%) percent of the beneficial interest and record ownership in and to such Tenant shall no longer be held by the beneficial and record owners of the capital stock of such corporate Tenant as of the date hereof, or the date on which such corporation shall become the Tenant hereunder (whichever is later), shall be deemed to be an assignment of this lease.

                  Notwithstanding any provision of this Section 16 to the contrary, Landlord's consent shall not be required nor shall Landlord have the right to terminate this lease and recover the leased premises nor shall the rent be increased in the event Tenant (i) merges or consolidates with another entity, or (ii) transfers substantially all of its assets or common stock to another entity, or (iii) assigns this lease or sublets the leased premises to another entity which is controlled by Tenant or is under common control of Tenant and another entity, all provided that the entity to which this lease is assigned has a net worth (excluding goodwill and similar intangible assets) at the time of the assignment not less than fifty one (51%) percent of the net worth (excluding goodwill and similar intangible assets) of Tenant on the date of signing of this lease. However, if any of said events should occur, Tenant shall give prompt written notice of the event to Landlord and shall furnish Landlord with the information provided for in (i), (ii), (iii) and (iv) of the first paragraph of this Paragraph 16 together with a current financial statement of the new entity and a financial statement of the assignor as of the date provided in the next preceding sentence.

         17. BROKERAGE COMMISSIONS. Landlord and Tenant represent that they have not dealt with any real estate broker or other party who may claim or be entitled to a commission in connection with this lease, except Colliers Houston & Co., Marcus Associates, L.L C. and James E. Hanson, Inc., whose fees and commissions Landlord shall pay pursuant to a separate agreement. Each party agrees to indemnify and hold harmless the other from any and all claims for any such brokerage commissions, finder's fees or the like made by any other broker or entity. It is agreed that if any claims for brokerage commissions or fees are ever made against Landlord or Tenant in connection with this lease, all such claims shall be handled and paid by the party whose actions or alleged commitments form the basis of such claim, and the party whose actions or alleged commitments form the basis of such claim shall indemnify and hold harmless the other from and against any and all such claims and demands, including reasonable attorneys' fees incurred in defending the same, with respect to any brokerage fees or agent's commissions or other compensation asserted by any person, firm or corporation in connection with this lease.

         18. ALTERATIONS AND IMPROVEMENTS. The Tenant may make alterations, additions or improvements to the leased premises without the consent of the Landlord only if such alterations, additions or improvements do not require structural changes in the leased premises, or do not lessen the value of the leased premises. Tenant will furnish Landlord with plans and specifications for all improvements and alterations, whether or not Landlord's consent is required, at least twenty (20) days before the commencement of any work. In the event any alterations, additions or improvements to be made require structural changes, the same shall only be made upon the Tenant obtaining the prior written consent of the Landlord, which consent the Landlord shall not unreasonably withhold, provided the same do not lessen the value of the leased premises or does not change the basic design and/or utility of the building. All such alterations, additions or improvements shall be (i) only in conformity with applicable governmental and insurance company requirements and regulations applicable to the leased premises, (ii) all work will be performed by reputable contractors in a manner and using materials substantially similar to those used in construction of the building of which the leased premises are a part and fully paid by Tenant so that the leased premises will be lien free, (iii) all work will be performed in a continuous manner to completion without unreasonable delay, and (iv) Tenant will furnish Landlord with written evidence that the appropriate governmental agencies have approved the work. Tenant shall hold and save Landlord harmless and indemnify Landlord against any claim for damages or injury in connection with any of the foregoing work which Tenant may make as hereinabove provided.

                  All alterations, decorations, installations, additions or improvements upon the leased premises made by either party (including but not limited to paneling, interior walls, railings and the like), except Tenant's movable trade fixtures, equipment and furniture, shall, unless Landlord elects otherwise (by notice in writing to Tenant given not less than thirty (30) days prior to the expiration or other termination of this lease or of any renewal or extension thereof) become the property of Landlord and shall remain upon, and be surrendered with, said leased premises, as a part thereof, at the end of said term or renewal term, as the case may be. If Landlord shall elect otherwise at the time Tenant requests Landlord's consent, or if no such consent is required or requested, then if requested by Landlord at least thirty (30) days prior to the end of the term of this lease, Tenant shall remove at its expense such alterations, installations, additions or improvements made by Tenant (including the improvements set forth on Exhibit "B" attached hereto) upon the leased premises as Landlord shall so elect, and Tenant shall repair and restore the leased premises to original condition at its sole expense prior to the expiration of the term.

                  At the expiration or other termination of this lease, Tenant shall remove all personal property not owned by Landlord and all debris and shall leave the leased premises in a "broom clean" condition.

                  Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the mechanic's lien law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability.

         19. TENANT'S ASSUMPTION OF RISK. It is agreed that the Tenant shall assume all risk of damage to its property, equipment and fixtures occurring in or about the leased premises, whatever the cause of such damage or casualty, and that, in any event, the Landlord shall not be liable for any damage or injury to property or person as provided in Paragraph 20 of this lease.

         20. LANDLORD NOT LIABLE. Neither the Landlord nor its agents shall be liable for any damage to property of the Tenant entrusted to employees of the building, nor to any property, goods, or things contained in the leased premises or stored in any part of the building, or in the parking areas, unless such injury or damage is due to affirmative acts of negligence (acts of commission) on the part of the Landlord or its employees, servants or agents but there shall be no liability for acts of omission unless such acts of omission themselves are a breach of Landlord's obligations at law or under this lease. Except also as the same may be attributable solely to the affirmative acts of negligence of the Landlord, its employees, servants or agents, the Landlord shall not be liable for any injury or damage to persons or property in the building of which the leased premises forms a part, or to the business of the Tenant, or any interruption thereof, resulting from theft, burglary, explosion, wind or accident, falling plaster, steam, gas, electricity, water, rain or snow, leakage from any part of the building or from pipes, appliances, or plumbing works in the building or from the street or subsurface thereof or from any other source, or from dampness, or from damage occasioned by workmen engaged in making repairs or alterations in or upon the building or land on which it is located, or from damage by other Tenants or persons in the building, or for interference with the light or other incorporeal hereditaments, or caused by operations in the construction of any public or quasi-public work, or for any other cause of whatsoever nature, unless such acts of omission themselves are a breach of Landlord's obligations at law or under this lease.

         21. INDEMNIFICATION. The Tenant shall indemnify and save harmless the Landlord from, and shall reimburse the Landlord as additional rent for all expenses, damages, or fines incurred or suffered by the Landlord by reason of any breach, violation, or non-performance by the Tenant, or the Tenant's servants, employees or agents, of any covenant or provision of this lease, or by reason of damage or injury to persons or property caused by the Tenant's moving property in or out of the building, or by the installation or removal of furniture or other property of the Tenant, or arising out of the occupancy or use by the Tenant of the leased premises or the building of which they form a part, or from any other cause due to the carelessness, negligence or improper conduct of the Tenant or the Tenant's servants or agents, but excluding expenses and/or damages for which there is insurance and to which the wavier of subrogation applies. Tenant shall have no obligation to Landlord for Tenant's acts of omission unless such acts of omission themselves are a breach of Tenant's obligations at law or under this lease.

         22. MORTGAGE SUBORDINATION AND ATTORNMENT. This lease is and shall be subject and subordinated to the lien of the mortgage now affecting the leased premises, at the date hereof, and to any mortgage or mortgages hereafter made affecting the leased premises, and to all renewals, modifications, consolidations, replacements, or extensions thereof, irrespective of the time of recording such mortgage, provided that such mortgagees agree in a written document, in a form attached hereto as Exhibit "B" with regard to the presently existing mortgage and substantially the same substantive provisions with regard to future mortgages, that Tenant's occupancy and all rights pursuant to this lease shall not be disturbed nor terminated so long as Tenant is not in default of its obligations hereunder beyond any cure periods. With regard to presently existing mortgage, Landlord shall use its best efforts to obtain the consent of the mortgagee to this lease and the subordination, attornment and non-disturbance agreement, which agreement shall be executed by Tenant. Any fees charged by the mortgagee will be paid by Tenant. In the event Landlord does not obtain such consent and agreement within twenty (20) days after the date hereof, this lease shall terminate. In the event of such termination, neither party shall have any further right or recourse against the other except for the immediate return to Tenant of any advance rent payments made to Landlord. Tenant and Landlord shall execute and deliver such further instruments as may be reasonable to effectuate such future subordination, attornment and non-disturbance agreements.

                  In the absence of a subordination, attornment and non-disturbance agreement and in the event that any holder of any mortgage or anyone claiming from or through any such holder or any purchaser of holder's estate in any foreclosure sale shall enter into and lawfully become possessed of the leased premises or shall otherwise succeed to the rights of Landlord under this lease, either through foreclosure of any mortgage or the acquisition of the estate of Landlord thereby mortgaged, Tenant agrees to attorn to such successor landlord and recognize successor landlord as its landlord under this lease and to execute, upon request of such successor landlord, an attornment agreement. Such an attornment provision will also be included in any subordination, attornment and nondisturbance agreement entered into with a mortgagee.

         23. SERVICES INTERRUPTED. This lease and the obligation of the Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of the Tenant to be performed shall in nowise be affected, impaired or excused because the Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying equipment or fixtures if the Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, strike or other emergency.

         24. LANDLORD'S ACCESS-REPAIRS. The Tenant agrees that the Landlord, and its agents and other representatives, shall have the right to enter into and upon the leased premises, or any part thereof, upon reasonable prior notice and without disrupting Tenant's business, at all reasonable hours for the purpose of examining same, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof; provided, however, Landlord's right to enter the leased premises shall be exercised only upon reasonable notice to Tenant and shall be carried out in a manner and fashion which will not unduly interfere with Tenant's use and enjoyment of the leased premises and shall not extend to areas where governmental security clearance is required.

         25. LANDLORD'S ACCESS-SHOW PREMISES. The Tenant also agrees to permit the Landlord, or its agents, or other representatives to show the leased premises to persons wishing to lease, mortgage or purchase the same; provided, however, Landlord's right to enter the leased premises shall be exercised only upon reasonable notice to Tenant and shall be carried out in a manner and fashion which will not unduly interfere with Tenant's use and enjoyment of the premises and shall not extend to areas where governmental security clearance is required.

         26. SIGNS. The Tenant shall neither place, nor cause, nor allow to be placed, any sign or signs of any kind whatsoever at, in or about the entrance to the leased premises nor any other part of same except in or at such place or places as may be indicated by the Landlord and consented to by the Landlord in writing, as to design, color, size and location, which consent shall not be unreasonably withheld or delayed. Landlord hereby consents to the installation, by Tenant and at Tenant's expense, of one (1) sign on the canopy above the entrance to the leased premises with a sign two feet by six feet and matching the signs of other tenants in the building and one (1) sign with a size of one foot by one foot above the loading bay. Tenant may install a sign on the directory for the entire building near Hollister Road using the same size and type as the other tenants. In case the Landlord or its agents or other representatives shall deem it necessary to remove any such sign or signs in order to paint or make any other repairs, alterations or improvements in or upon the leased premises or the building wherein same is situated or any part thereof, the Landlord shall have the right to do so, providing the same be removed and replaced at the Landlord's expense whenever the said repairs, alterations or improvements shall have been completed. If Landlord notifies Tenant that any such signs must be removed at the end of the lease, Tenant will cause them to be removed and any damage to the leased premises repaired, all at Tenant's expense.

         27. ABANDONMENT OF PROPERTY. If after default in payment of rent or violation of any other provisions of this lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said default, removal, or the issuance of the final order or execution of the warrant, then and in that event, the said fixtures and property shall be deemed abandoned by the Tenant and shall become the property of the Landlord. Upon expiration of the term of this lease Tenant shall have thirty days within which to remove its property prior to same being abandoned pursuant to this section.

         28. STRICT PERFORMANCE. The failure of the Landlord or Tenant to insist upon strict performance of any of the terms, covenants or conditions of this lease or to exercise any option herein conferred in any one or more instances, shall not be construed as a waiver or relinquishment for the future of any such covenants, conditions or options, but the same shall be and remain in full force and effect.

         29. LAWS AND REGULATIONS. The Tenant, during the term of this lease, shall promptly execute and comply with all statutes, ordinances, regulations and requirements of the federal, state and local governments and all of their departments, bureaus and agencies applicable to said leased premises, for the correction, prevention, and abatement of nuisances, violations or other grievances, in, upon or connected with the leased premises during the term of this lease; and Tenant shall also comply at its own cost and expense with and execute all rules, orders and regulations of the Board of Fire Underwriters, or any other similar body, for the prevention of fires in the leased premises; provided, however that Tenant shall have no liability to make any structural repairs, replacements or new construction under any of the foregoing which are not related to Tenant's specific use of the leased premises and shall not be responsible to remediate any environmental condition not caused by Tenant, as to which Landlord shall be solely liable and at Landlord's expense.

         30. LANDLORD CURE. In case the Tenant, within thirty (30) days (or such shorter period if required under the circumstances) after receiving notice to comply, shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case the Tenant shall fail or neglect to make any necessary repairs, then the Landlord or its agents may enter said leased premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent and be due and payable as such, or the Landlord may deduct the same from the balance of any security deposit in the Landlord's hands. This provision is in addition to the right of the Landlord to terminate this lease by reason of any default on the part of the Tenant.

         31. LIMITING LANDLORD'S LIABILITY. Anything in this lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the property in which the leased premises is located, and subject to the prior rights of any Mortgagee of the property, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this lease to be observed and/or performed by Landlord, and no other assets of Landlord nor its partners, members, managers, trustees, officers, directors, stockholders or beneficiaries shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies.

         32. ESTOPPEL CERTIFICATE. Tenant agrees at any time and from time to time upon not less than ten (10) days' prior notice by Landlord or any Mortgagee to execute, acknowledge and deliver to Landlord or such Mortgagee, as the case may be, or any other party specified by Landlord or such Mortgagee, a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the Rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Tenant or Landlord is in default in performance of any covenant, agreement or condition contained in this lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee or any mortgagee thereof or any assignee of any Mortgage.

         33. WAIVER OF SUBROGATION. Each party hereto does hereby remise, release and discharge the other party hereto and any officer, agent, employee, or representative of such party, of and from any liability whatsoever hereafter arising from loss, damage, or injury caused by fire or other casualty normally covered by extended coverage policy for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried by the injured party at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance. Whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this lease in connection with the leased premises or the building in which the leased premises is located, and (b) such party is then covered, in whole or in part, by insurance with respect to such loss, cost, damage or expense, then, the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance, and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereupon keeping such release and waiver in full force and effect).

         34. INDUSTRIAL SITE RECOVERY ACT AND ENVIRONMENTAL LAWS.

                  a. Tenant shall, at Tenant's own expense, comply with all federal, state and local laws, rules and regulations relating to environmental matters affecting the leased premises and the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and the regulations promulgated thereunder ("ISRA") for which Tenant is obligated pursuant to this lease. Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of, the New Jersey Department of Environmental Protection or its replacement or similar department, agency, bureau or division ("NJDEP") with regard to its use and occupancy of the leased premises and with regard to any spills or discharges of hazardous waste or substance caused by Tenant or the employees, agents, contractors or invitees (together the "Tenant's Responsibility"). Should any division of NJDEP determine under ISRA that a remediation action work plan be prepared and that a remediation be undertaken because of any spills or discharges of hazardous substances or wastes at the building or land in or on which the leased premises is located (the "Property") which occur during the term of this lease which are Tenant's Responsibility, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Tenant's obligations under this paragraph shall arise if there is any closing, terminating or transferring of operations of an industrial establishment at the Property or a sale or transfer of title of the Property by Landlord, all pursuant to ISRA. Notwithstanding the foregoing, if the Property is being sold or transferred by Landlord, Landlord shall bear the expense of such applications and submissions, but as to any spills or discharges which are Tenant's Responsibility, Tenant shall prepare and file, at Tenant's expense, all applications, tests, reports and remediation required by the NJDEP pertaining to such. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of documents supporting an application for a determination by the NJDEP of non-applicability of ISRA to Tenant or submission of an application for a de minimis exception or a no-further-action letter to the NJDEP and shall promptly sign and submit such documents when requested by Landlord. Landlord shall indemnify, defend and save harmless Tenant from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Property which are not Tenant's Responsibility and from all reasonable expenses incurred for legal, engineering and expert fees, and from all fines, suits, procedures, claims and actions of any kind arising out of Landlord's failure to provide all information, make all submissions and take all actions required by the ISRA or any division of NJDEP concerning ISRA or any other environmental law. Tenant shall indemnify, defend and save harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Property which are Tenant's Responsibility and from all reasonable expenses incurred for legal, engineering and expert fees, and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by ISRA or any division of NJDEP concerning ISRA or any other environmental law. Tenant shall furnish a surety bond or other financial security which will guarantee the implementation of the remediation action work plan for Tenant's Responsibility if same is required under ISRA. Tenant's obligations and liabilities under this paragraph shall continue so long as Landlord remains obligated for compliance with ISRA regarding any spills or discharges of hazardous substances or wastes at the Property which are Tenant's Responsibility. Either Landlord's or Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction.

                  b. Notwithstanding anything to the contrary contained above, Tenant will have no obligation pursuant to this Section 34 and all other provisions of this lease with regard to environmental matters resulting from any environmental condition which occurs at anytime which is not Tenant's Responsibility.

                  c. Each of Landlord and Tenant shall promptly supply to the other all reports and notices made by Tenant pursuant to the Hazardous Substance Discharge--Reports and Notices Act, N.J.S.A. 13:1K-15 et seq. and the regulations promulgated thereunder ("Reports and Notices Act").

                  d. Each of Landlord and Tenant shall promptly supply the other with any notices, correspondence and submissions made by Tenant to NJDEP, the United States Environmental Protection Agency (EPA), the United States Occupational Safety and Health Administration (OSHA), or any other local, state or federal authority which requires submission of any information concerning environmental matters or hazardous wastes or substances.

                  e. Each of Landlord and Tenant shall promptly comply with all requirements of the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 as amended) and supply the other with copies of all notices, reports, tests or filings in relation thereto whether received from any governmental agency or promulgated by Tenant.

                  f. Each of Landlord and Tenant shall promptly comply with all requirements of the Hazardous and Solid Waste Amendment of 1984 Pub. L98-616 (42 U.S.C. 699) and adopted by New Jersey for registration of underground storage tanks pursuant to N.J.S.A. 58:10A-21, et seq., and supply to the other copies of all notices, reports, questionnaires, registration statements, tests, or filings in relation thereto whether received from any governmental agency or promulgated by either. In connection herewith, Tenant shall not install or remove any underground or above-ground storage tanks without first obtaining the express written consent of Landlord.

                  g. Each of Landlord and Tenant shall promptly furnish to the other true and complete copies of all documents, submissions and correspondence provided by each of Landlord and Tenant to the NJDEP and all documents, reports, directives and correspondence provided by the NJDEP to each of Landlord and Tenant. Each of Landlord and Tenant shall also promptly furnish to the other true and complete copies of all sampling and test results obtained from samples and tests taken at and around the Property.

                  h. Within thirty (30) days prior to the termination of this lease, Tenant will furnish Landlord with (i) evidence that Tenant has satisfactorily complied with ISRA for the cessation of its operations, or (ii) a letter of non-applicability to ISRA issued by the NJDEP. Tenant shall also furnish Landlord, without expense to Landlord, copies of all applications, tests, submissions and correspondence to and from NJDEP and others relating to these matters.

                  i. Tenant further agrees to implement and execute all of the provisions of this paragraph in a timely manner so as to coincide with the termination of this lease or to coincide with the vacating of the leased premises by the Tenant at any time during the term of this lease.

                  j. With  regard to  Tenant's  Responsibility  pursuant to this
Section 34, in the event that Landlord shall seek to sell or transfer title to the Property or engage in any other transaction which initiates the obligation to comply with ISRA and Landlord applies to the NJDEP for a remediation agreement ("RA"), Tenant agrees that it shall furnish a surety bond, Letter of Credit or such other financial security which would guarantee the implementation of any potential remediation at the leased premises, as required by the NJDEP to the extent of Tenant's Responsibility and to execute any and all documents and furnish such information as may be reasonably necessary in connection with Landlord's application. As with all other aspects of any ISRA application by Tenant respecting Tenant's use and occupancy of the leased premises, to the extent of Tenant's Responsibility, Tenant shall bear all costs in connection with same, and perform all other acts necessary or required by the NJDEP in order to obtain an RA.

                  k. In the event the Tenant shall have failed to comply in any respect with the terms and conditions of this Section 34, including failing to obtain such final ISRA clearance of the Property as of the date of expiration of this lease as ISRA may require, then upon such failure to comply, it shall be deemed the Tenant has remained in possession of the leased premises, and shall be considered as a holdover tenant as provided in Section 35 hereof. These rights are in addition to any other rights and remedies the Landlord may have under law.

                  1. As a condition precedent to Tenant's right to sublease the leased premises or to assign the lease, Tenant shall have received from the NJDEP either (i) no-further-action letter, (ii) a de minimis exception, or (iii) a non-applicability letter, for which Tenant shall promptly apply pursuant to ISRA. If this condition shall not be satisfied, then Landlord shall have the right to withhold consent to sublease or assignment.

                  m. Simultaneously with execution of this lease, Tenant shall supply to Landlord an affidavit of an officer of Tenant ("Environmental Affidavit"), setting forth Tenant's federal Standard Industrial Classification number and a detailed description of the operation and processes Tenant will undertake at the leased premises, organized in the form of a narrative report, including a description and quantification of hazardous substances and wastes generated, manufactured, refined, transported, treated, stored, handled or disposed of at the leased premises. During the lease term, Tenant shall notify Landlord by way of Environmental Affidavit as to any changes in Tenant's
operation,   federal  Standard  Industrial  Classification  number  or  use  and generation of hazardous substances and wastes, by way of a supplemental Environmental Affidavit. Tenant shall also supplement and update Environmental Affidavit upon each January 1st of the lease term. Nothing herein shall be construed as permitting Tenant to use the leased premises for any purpose other than as originally intended and set forth in Section 1.

                  n. If Landlord has reasonable cause to believe that a spill or discharge has occurred which is Tenant's Responsibility and Landlord makes written demand to Tenant sitting forth the basis of its cause, Tenant will obtain, at its own expense, and furnish to Landlord, without charge, within thirty (30) days after receipt of Landlord's demand a Phase I environmental report prepared by a recognized environmental engineer which will show the status of the leased premises with regard to all environmental conditions. In the event that the report shows or indicates the presence or possibility of the presence of any environmental condition which violates the laws, rules, regulations or ordinances of the State of New Jersey which is Tenant's Responsibility, then Tenant will obtain such additional inspections, reports and tests as may be required to determine the nature and scope of the environmental condition which is Tenant's Responsibility and what will be required to remedy the condition and the cost thereof. Tenant, at its expense, will remediate the environmental condition to the satisfaction of all governmental agencies, etc. and to the reasonable satisfaction of Landlord. If the Phase I or later report confirms that the condition is not Tenant's Responsibility, Landlord shall reimburse Tenant for its reasonable costs of compliance with this paragraph.

                  o.  Provided  that the use of the  Property  is not  adversely affected, Landlord and Tenant may use restricted remediation standards (non-residential standards) in the remediation of the Property and engineering or institutional controls, and each will cooperate with such remediation and execute institutional controls as required.

                  p. The obligations of Landlord pursuant to paragraphs c, d, e, f and g of this Section 34 to furnish Tenant with copies of documents will apply only to events and occurrences relating to the leased premises and the Common Area (as defined in Section 10 hereof).

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

                  q. Landlord represents that, to the best of its knowledge, a there is only one (1) underground storage tank on the Property, which tank services the backup generator used by AT & T and which tank is located under one of the parking spaces in front of the AT & T space located between Kinetic Concepts and Spring in the rear wing of the building.

         35. HOLDOVER. If Tenant remains in possession of the leased premises after the expiration of the original term of this lease or of any option term, except pursuant to an exercise of an option to extend, or after Tenant's right of occupancy has been properly terminated by Landlord, such possession shall be considered as a tenant at sufferance of Landlord, and the possession may be terminated Landlord at any time upon three days' prior written notice to Tenant. During such period of occupancy as a tenant at sufferance of Landlord, rent shall be payable on the first day of every month, in advance, at a rate equal to two times the rent for the last month of the term in addition to the additional rent for expense reimbursement which shall continue to be payable as provided in this lease. The increased rent is not intended to be a penalty but is intended to be an agreed amount in order to avoid a controversy over the determination of fair market rent or similar phrase, nor shall the acceptance of rent by Landlord be construed as consent to continued occupancy.

         36. NON-INTERFERENCE. Landlord may improve the land and building in which the leased premises is located. Although Landlord will attempt to have the work performed in such a manner as not to inconvenience Tenant or interfere with its use and occupancy of the leased premises, Tenant understands that there may be temporary interferences with Tenant's use and occupancy. Such interferences shall not be cause for Tenant to terminate this lease nor receive a reduction or abatement of rent. Landlord shall not permit major interruptions or interferences with Tenant's use and occupancy of the leased premises.

         37. SECURITY DEPOSIT. The Tenant has deposited with the Landlord the sum of $137,000.00 simultaneously with the execution and delivery of this lease, said deposit to be security for the full and faithful performance by Tenant of all the terms, covenants and conditions of this lease on the part of the Tenant to be performed. The unreturned or unapplied balance of the security deposit shall bear interest at the rate of two and one-half (2-1/2%) percent per year (not compounded), and Landlord shall not be required to maintain the deposit in a separate account, but Landlord may commingle it with its own funds. Provided that Tenant is not then in default of its obligations pursuant to this lease, Landlord will return to Tenant out of the security the amount of $22,833.33 on March 1, 2000, March 1, 2001 and March 1, 2002. The said balance of security and all earned interest shall be returned to the Tenant by the Landlord after the expiration of the term of this lease, provided Tenant has fully and faithfully performed all of the terms, covenants and conditions of this lease on its part to be performed. In the event of a bona fide sale of the leased premises, subject to this lease, the Landlord shall have the right to transfer the security and earned interest to its vendee for the benefit of the Tenant, and the Landlord shall be considered released by the Tenant from all liability for the return of such security and interest; and the Tenant agrees to look to the new landlord solely for the return of such security and interest and the parties hereto agree that the foregoing shall apply to every transfer or assignment made of the security and interest to a new landlord. Tenant shall not be entitled to any interest on said security deposited except as specifically provided in this Section. Landlord may use, apply or return the whole or any part of the security deposit and interest to the extent required for the payment of any rent, additional rent or any other sums which Tenant may owe as a result of its default in the provisions of this lease. In the event Landlord applies all or any portion of the security

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

deposit and interest in payment of Tenant's obligations hereunder because of Tenant's partial or total default, Tenant shall restore the security deposit to its original amount within ten (10) days after receipt of written notice from Landlord stating the amount of security deposit which Landlord applied in payment of Tenant's obligations.

         38. TENANT'S REIMBURSEMENT. Tenant shall reimburse Landlord for the actual, reasonable attorneys' fees incurred by Landlord in connection with each review of any requested consent for subletting or assignment, and for the preparation or review of any documents or instruments pertaining to the same, and for any action to enforce Tenant's obligation pursuant to this lease, including, but not limited to, collection of rent and/or additional rent, dispossess actions and distraint.

         39. NOTICES. All notices, demands and requests required under this lease shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if sent by United States certified mail, return receipt requested, postage prepaid or by public courier with charges prepaid, addressed to the addressees shown on the first page of this lease. Notices shall be effective upon receipt by the addressee or refusal to accept delivery or the unavailability of anyone at the address to accept or refuse delivery during normal business hours. Landlord or Tenant may from time to time change the address for receipt of notice by giving notice thereof to the other in accordance with the provisions of this paragraph.

         40. NO SETOFF. Tenant shall not be entitled to assert any claim, credit or right of setoff against Landlord in any action to dispossess Tenant for non-payment of rent or other default hereunder, and Tenant's sole remedy shall be to pursue such claims in a separate lawsuit against Landlord. The rent due hereunder, whether fixed or additional, and all money to become due and owing to Landlord, shall be paid without credit or setoff, except for such amount as may be due and owing by Landlord to Tenant pursuant to a judgment entered in a court of competent jurisdiction.

         41. FINANCIAL STATEMENTS. Tenant shall, if requested by Landlord or Landlord's mortgagee or any future mortgagee, or prospective mortgagee or prospective purchaser, submit to Landlord, any prospective mortgagee or purchaser, without cost to Landlord, a copy of Tenant's financial statement which shall be considered "confidential" by the recipient. Tenant shall also, without cost to Landlord, submit to any prospective mortgagee or purchaser such prior statements as it may have, as and when required by Landlord or Landlord's mortgagee or prospective mortgagee or prospective purchaser.

         42. MORTGAGEE PROTECTION CLAUSE. Tenant agrees to give all mortgagees, by certified mail, a copy of any notice of default served on Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of notice of assignment of rents and leases or otherwise), of the name and address of such mortgagees. The mortgagees shall have the same time within which to cure such default as is given to Landlord under this Lease.

         43. MODIFICATIONS REQUESTED BY MORTGAGEE. In the event that a prospective mortgagee of the leased premises or the property of which it is a part shall request a change in the language of the terms of this lease, or the execution of any document in connection therewith, Tenant agrees to make such change or execute such document provided the same shall not increase Tenant's obligations or liabilities under this lease.

         44. LANDLORD'S CONSENT. If in this lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval.

         45. FORCE MAJEURE. Neither Landlord nor Tenant shall be required to perform any term, condition, or covenant in this lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence Landlord or Tenant is unable, wholly or in part, to prevent or overcome.

         46. MODIFICATION AND PARTIAL INVALIDITY. This lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties. If any term or provision of this lease, or the application thereof, to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law.

         47. BINDING EFFECT. This lease shall be binding upon and inure to the benefit of the Landlord and Tenant and their respective successors and proper assigns.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written to this lease agreement.

WITNESS:                                Hollister '97, L.L.C.
                                        By: Lyndhurst Properties Associates
                                              L.P., its Manager


/s/ Mitchell Marcus                     By: /s/ Stanley H. Marcus
---------------------------------           ------------------------------------
Mitchell Marcus                             Stanley H. Marcus, its
                                             General Partner


WITNESS:                                BEI Medical Systems Company, Inc.

/s/ ???????????????                     By: /s/ Thomas W. Fry
---------------------------------           ------------------------------------
                                            Secretary

                         MAP OF LOCATION OF BEI MEDICAL







                                   Exhibit "A"

                                  EXHIBIT "B"

                                Landlord's Work

         1. All walls will be made "paint ready".

         2. In production area, strip and re-wax vinyl flooring which is in good condition; replace with new matching vinyl flooring all areas that cannot be reasonably restored.

         3. Replace all worn ceiling tiles.

         4. Fix bathroom flooring.

         5. The following in accordance with plans and specifications as agreed between Landlord and Tenant:

                  (a) Distribution of electrical power and lighting to work areas and drops to benches.

                  (b) Installation of a cafeteria, including plumbing and counter tops.

                  (c) Install venting equipment.

                  (d) Demolition and reconstruction as required.

         6. Repair and/or replace, with similar, the flooring in the lobby area.

         7. Furnish and install (2) sinks in the production area and the plumbing to connect them.

         8. Repair or replace any damaged cove base in tiled areas.

         9. Epoxy seal front entrance steps.

         10. Replace broken plate glass window near front entrance.



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